SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2007

RUSSOIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-1366149	20-5022973
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Russoil Corporation
230 Park Avenue
10th Floor
New York, New York 10169
(Address of Principal Executive Offices/including Zip Code)

(Registrant’s telephone number, including area code) (212) 551-1474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 4.01.   Changes in Registrant’s Certifying Accountant

On August 15, 2007, Wolinetz, Lafazan and Company, P.C., resigned as the independent auditor for Russoil Corporation (the “Registrant”).

Wolinetz, Lafazan and Company, P.C. had served as the independent auditor of the Registrant’s annual financial statements from the inception of Registrant for the Registrant’s financial statements. From the date on which Wolinetz, Lafazan and Company, P.C. was engaged until the date they resigned, there were no disagreements with Wolinetz, Lafazan and Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wolinetz, Lafazan and Company, P.C., would have caused Wolinetz, Lafazan and Company, P.C. to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no “reportable events” as that term is defined in Item 304(a)(1)(iv) of Regulations S-B. For the period from Registrant’s inception to December 31, 2006, Wolinetz, Lafazan and Company, P.C. did express a concern about the Company’s ability to continue as a going concern.

The Registrant provided Wolinetz, Lafazan and Company, P.C. with a copy of the foregoing disclosure, and Wolinetz, Lafazan and Company, P.C. has furnished Registrant with a letter, dated September 21, 2007, addressed to the Securities and Exchange Commission, stating that it agrees with such disclosure to the extent that it pertains to Wolinetz, Lafazan and Company CPA, P.C.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

16.1   Letter from Wolinetz, Lafazan and Company, P.C. to the Securities and Exchange Commission date August 15, 2007.*

16.1(A) Letter from Wolinetz, Lafazan and Company, P.C. to the Securities and Exchange Commission dated September 21, 2007.**

________________________________
* Previously filed with Registrant’s form 8-K (Event Date of August 15, 2007).
** Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSOIL CORPORATION

By:	/s/ Evgeny Bagay
Evgeny Bagay
Chief Executive Officer

Dated: September 25, 2007